RANDALL N. DRAKE, C.P.A.
1981 PROMENADE WAY
CLEARWATER, FLORIDA 33760

June 17, 2004

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

On June 16, 2004, the undersigned received a draft copy of a Current Report on Form 8-K (the “Form 8-K”) to be filed by Electro Energy, Inc. (the “Company”) (SEC File No. 333-90614) reporting a change in the Company’s certifying public accountant under Item 4 of such form.

We have no disagreements with the statements made by the Company in the Form 8-K.

Very truly yours,

/s/ Randall N. Drake, CPA

Randall N. Drake, C.P.A.

Telephone: 727-535-9764
Fax: 727-521-2825